[BRT logo]

BRT APARTMENTS CORP.
- Raises Quarterly Dividend Approximately 11.1% -

Great Neck, New York - March 13, 2018 - BRT Apartments Corp. (NYSE:BRT) announced that its Board of Directors declared a quarterly dividend on the Company’s common stock of $0.20 per share, representing an increase of $0.02 per share, or approximately 11.1%.  The dividend is payable April 6, 2018 to stockholders of record on March 27, 2018.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including statements with respect to BRT’s property ownership and operating activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. - Risk Factors” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2017 and in the Quarterly Reports on Form 10-Q filed thereafter.

About BRT Apartments Corp:

BRT is a real estate investment trust that directly, or through joint ventures, owns and operates multi-family properties.  Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: http://brtapartments.com. Interested parties are encouraged to review its Form 10-K for the year ended September 30, 2017 and other reports filed with the Securities and Exchange Commission for additional information.

Contact:  Investor Relations

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132

http://brtapartments.com

(18/brt press release/April dividend)